Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178 Holly Moltane, Director of External Financial Reporting, (248) 204-8590

MEADOWBROOK INSURANCE GROUP, INC.
REPORTS FIRST QUARTER NET INCOME UP 23.1%
• Net income of $6.9 million
• Earnings per diluted share of $0.23
• GAAP combined ratio 96.3%
SOUTHFIELD, MICHIGAN
April 30, 2007
First Quarter Overview:
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported $6.9 million in net income, or $0.23 per diluted share, for the quarter ended March 31, 2007. This is an increase of 23.1%, from net income of $5.6 million, or $0.19 per diluted share in 2006.
Highlights included:
•	Quarterly earnings per diluted share increased to $0.23, compared to $0.19 in 2006.

•	Annualized return on beginning equity was 13.7%.

•	Book value per share increased to $7.02.

•	GAAP combined ratio of 96.3%.

•	A.M. Best Upgrade to “A-“ (Excellent).

•	Acquisition of U.S. Specialty Underwriters, Inc. on April 16, 2007.
Commenting on the results, Meadowbrook President and Chief Executive Officer, Robert S. Cubbin stated: “We continue to achieve favorable results due to our commitment to a strong underwriting discipline, controls over pricing, and adherence to our corporate underwriting guidelines. These results are further augmented by our ongoing focus on process improvements through technology and training. We remain committed to increasing return on equity by maintaining underwriting profitability and by growing our fee-based operations.”
First Quarter Results:
As noted above, net income for the quarter was $6.9 million, or $0.23 per diluted share, compared to net income of $5.6 million, or $0.19 per diluted share in 2006.

PRESS RELEASE	PAGE 2
Revenues:
Revenues for the quarter ended March 31, 2007, increased 4.1%, or $3.3 million, to $82.9 million, compared to $79.6 million in 2006.
Net earned premiums increased $2.1 million, or 3.3%, to $65.2 million for the quarter, up from $63.1 million in 2006. This increase is the result of selective growth consistent with our corporate underwriting guidelines and our controls over price adequacy, and higher per loss retentions in our reinsurance treaties. Partially offsetting this increase was a reduction in residual market premiums that are assigned to us as a result of a decrease in the estimate of the overall size of the residual market.
Net commissions and fees increased in the quarter by 2.3%, to $11.6 million. This increase reflects growth in fees from our entry into the self-insured workers’ compensation market in Nevada, organic growth within existing programs, and profit sharing payments received. These increases were partially offset by lower commissions due to rate reductions on policy renewals in our retail agency division.
Net investment income increased by 17.5%, to $6.2 million for the quarter ended March 31, 2007. Average invested assets increased $76.3 million to $540.3 million. The increase in average invested assets reflects cash flow from continued favorable underwriting results and an incremental and anticipated increase in the duration of our reserves. There was a slight improvement in the average investment yield to 4.56% for the quarter ended March 31, 2007. The current pre-tax book yield was 4.36% and current after-tax book yield was 3.34%, compared to 3.15% for the comparable period in 2006. The duration of the investment portfolio was 4.0 years.
Gross written premiums were relatively flat at $89.5 million, compared to $89.0 million in the first quarter of 2006. Growth in our existing underwritten business grew by 5.4%, or $4.5 million. This growth included business from new programs implemented in 2006. This measure of growth excludes the reduction in residual market premiums as stated above.
Expenses:
Incurred losses were $36.6 million for the quarter ended March 31, 2007, down from $37.0 million in 2006. The loss and loss adjustment expense ratio for the quarter improved 2.4 percentage points to 61.3%, from 63.7% in 2006. This improvement primarily reflects the overall improved results within the workers’ compensation and professional liability lines of business, partially offset by less favorable results within the general liability and auto liability lines of business. The loss and loss adjustment expense ratio includes a prior year reserve release of $2.2 million, or 0.7% of $302.7 million of overall reserves at December 31, 2006. Mr. Cubbin stated: “We remain consistent and disciplined in our claims handling and reserve setting and believe our current business has been underwritten with attractive underwriting margins. These reserve releases are a direct result of favorable trends on loss settlements and lower frequency of loss.”
Policy acquisition and other underwriting expenses increased to $13.6 million for the quarter ended March 31, 2007, from $11.4 million in 2006. The GAAP expense ratio increased 2.5 percentage points to 35.0% this quarter, from 32.5% in 2006. The increase in our expense ratio is primarily due to a decrease in premiums and the consequent decrease in net fees received from one specific program in which we take limited risk. These fees are recorded as a ceding commission and, accordingly, offset the gross expense ratio; with a decrease in premium volume the ceding commission is lower. In addition, the expense ratio for the first quarter of 2006 reflected a reduction in insurance related assessments.
The GAAP combined ratio for the quarter was 96.3%, compared to 96.2% in 2006.
Salaries and employee benefits for the quarter ended March 31, 2007, increased slightly to $13.5 million, from $13.4 million in 2006. This increase primarily reflects a slight increase in staffing levels in comparison

PRESS RELEASE	PAGE 3
to 2006, partially offset by a decrease in variable compensation. The decrease in variable compensation reflects the increase in our targeted return on equity in the plan.
Other administrative expenses decreased $421,000, or 5.3%, to $7.5 million, from $7.9 million for the comparable period in 2006. This decrease is primarily related to a decrease in policyholder dividends. In addition, there were various decreases in other general operating expenses in comparison to 2006.
Interest expense for the three months ended March 31, 2007, increased slightly to $1.5 million, from $1.4 million for the comparable period in 2006.
Other Matters:
Shareholders’ Equity:
Shareholders’ equity increased to $207.4 million, or $7.02 per common share, at March 31, 2007, compared to $201.7 million, or $6.93 per common share, at December 31, 2006. This $0.09 per share increase in book value reflects our quarterly earnings, offset by the increase in our shares outstanding as a result of the additional shares issued in conjunction with the payout of our long-term incentive plan for the 2004-2006 plan years. This award was paid in a combination of cash and stock. The expense associated with the long-term incentive plan was previously recorded in our income statement and in the diluted earnings per share. The calculation of book value is based upon actual shares outstanding as of the balance sheet date, as opposed to diluted weighted average shares outstanding. Accordingly, the dilution on the book value per common stock is only recognized upon the actual issuance of the shares. The investment portfolio is invested 99.7% in investment grade fixed income securities. We continue to invest in securities with minimum credit risk.
At March 31, 2007, our debt-to-equity ratio was 32.0%, compared to 31.2% at December 31, 2006. Excluding the interest only, 30-year debentures, the debt-to-equity ratio would be 5.0% at March 31, 2007, compared to 3.5% at December 31, 2006.
Statutory Surplus:
Statutory surplus increased to $168.5 million at March 31, 2007, from $165.1 million at December 31, 2006. The increase in statutory surplus was primarily due to statutory net income.
Income Taxes:
The effective federal tax rate for the quarter ended March 31, 2007 was 29.1%, compared to 31.2% in 2006. This decrease is the result of a shift towards increasing investments in tax-exempt securities. Our effective tax rate differs from the 35% statutory rate, primarily due to interest income from tax-exempt securities.
A.M. Best Upgrade:
As previously announced on April 3, 2007, A.M. Best Company raised the financial strength rating of our insurance company subsidiaries to “A-“ (Excellent). Commenting on the upgrade, Mr. Cubbin stated: “We have worked diligently towards achieving this upgrade and are very pleased with this decision. This upgrade validates our commitment to creating value through excellent underwriting and consistent operating performance and positions us to attract additional solid underwriting prospects. This upgrade also should result in systematic cost savings over the next twelve months as we recognize a reduction in fees associated with the shift of currently fronted business to our insurance company subsidiaries.”

PRESS RELEASE	PAGE 4
Recent Acquisition:
As previously announced on April 17, 2007, Meadowbrook, Inc., acquired U.S. Specialty Underwriters, Inc. (“USSU”) for a purchase price of $23.0 million. USSU is a specialty program manager that produces fee based income by underwriting excess workers’ compensation coverage. USSU focuses on self-insureds within the healthcare industry and public schools. This acquisition provides future growth opportunity to fee-based operations. The growth within our fee-based operating cash flows will provide available capital to contribute to our insurance subsidiaries for future premium growth, select acquisitions, or other capital strategies. We anticipate annualized growth of 30% in our non-regulated earnings, before interest, taxes, depreciation and amortization as a result of this acquisition.
About Meadowbrook Insurance Group
A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes”, “expects”, “anticipates”, “estimates”, or similar expressions. Please refer to the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE	PAGE 5
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	MARCH 31,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2007	2006
BALANCE SHEET DATA

ASSETS
Cash and invested assets	$553,015	$527,600
Premium & agents balances	95,119	85,578
Reinsurance recoverable	206,364	202,679
Deferred policy acquisition costs	29,613	27,902
Prepaid reinsurance premiums	21,611	20,425
Goodwill	31,502	31,502
Other assets	72,128	73,314

Total Assets	$1,009,352	$969,000

LIABILITIES
Loss and loss adjustment expense reserves	$514,833	$501,077
Unearned premium reserves	152,528	144,575
Debt	10,400	7,000
Debentures	55,930	55,930
Other liabilities	68,282	58,725

Total Liabilities	801,973	767,307

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	207,379	201,693

Total Liabilities & Stockholders’ Equity	$1,009,352	$969,000

Book value per common share	$7.02	$6.93

Book value per common share excluding unrealized loss on available for sale securities, net of deferred taxes	$7.04	$6.96

EARNINGS RELEASE	PAGE 6
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER
(In Thousands, Except	ENDED MARCH 31,
Share & Per Share Data)	2007	2006
SUMMARY DATA
Gross written premiums	$89,504	$89,010
Net written premiums	71,972	69,381

REVENUES
Net earned premiums	$65,204	$63,124
Commissions and fees (net)	11,551	11,289
Net investment income	6,156	5,239
Net realized losses	(6)	(7)

Total Revenues	82,905	79,645

EXPENSES
Net losses & loss adjustment expenses (1)	36,646	37,043
Salaries & employee benefits	13,532	13,368
Interest expense	1,488	1,388
Policy acquisition and other underwriting expenses (1)	13,643	11,424
Other administrative expenses	7,537	7,959

Total Expenses	72,846	71,182

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	10,059	8,463
Income tax expense	3,149	2,847
Equity earnings of affiliates	13	9

NET INCOME	$6,923	$5,625

NET OPERATING INCOME (2)	$6,927	$5,629

Diluted earnings per common share
Net income	$0.23	$0.19
Net operating income	$0.23	$0.19
Diluted weighted average common shares outstanding	29,465,807	29,452,693

GAAP ratios:
Loss & LAE ratio	61.3%	63.7%
Other underwriting expense ratio	35.0%	32.5%

GAAP combined ratio	96.3%	96.2%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE	PAGE 7
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
SUPPLEMENTAL INFORMATION

	FOR THE QUARTER
	ENDED MARCH 31,
(In Thousands)	2007	2006
Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$65,204	$63,124

Consolidated net loss and LAE (1)	$36,646	$37,043
Intercompany claim fees	3,295	3,158

Unconsolidated net loss and LAE	$39,941	$40,201

GAAP loss and LAE ratio	61.3%	63.7%

Consolidated policy acquisition and other underwriting expenses (1)	$13,643	$11,424
Intercompany administrative and other underwriting fees	9,152	9,117

Unconsolidated policy acquisition and other underwriting expenses	$22,795	$20,541

GAAP other underwriting expense ratio	35.0%	32.5%

GAAP combined ratio	96.3%	96.2%

	2007	2006
Unconsolidated GAAP data — Gross Commissions and Fees:

Managed programs:
Management fees	$4,875	$4,531
Claims fees	2,204	2,100
Loss control fees	599	538
Reinsurance brokerage	333	418

Total managed programs	8,011	7,587
Agency commissions	3,885	4,261
Intersegment revenue	(345)	(559)

Net commissions and fees	11,551	11,289
Intercompany commissions and fees	12,447	12,275

Gross commissions and fees	$23,998	$23,564

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 8
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER
	ENDED MARCH 31,
(In Thousands)	2007	2006
SUMMARY DATA
Net Income	$6,923	$5,625

Insurance Company Subsidiaries
Net Income	$5,616	$4,583
Adjustments to reconcile net income to net cash provided by operating activities	441	334
Changes in operating assets and liabilities	11,283	7,956

Total adjustments	11,724	8,290

Net cash provided by operating activities	$17,340	$12,873

Fee-based Subsidiaries
Net income	$1,307	$1,042
Depreciation	737	543
Amortization	144	165
Interest	1,488	1,388

Net income, excluding interest, depreciation, and amortization (1)	$3,676	$3,138

Adjustments to reconcile net income to net cash provided by operating activities	1,573	577
Changes in operating assets and liabilities	(3,068)	(1,420)

Total adjustments	(1,495)	(843)
Depreciation	(737)	(543)
Amortization	(144)	(165)
Interest	(1,488)	(1,388)

Net cash (used in) provided by operating activities	$(188)	$199

Consolidated total adjustments	10,229	7,447

Consolidated net cash provided by operating activities	$17,152	$13,072

(1)	While net income, excluding interest, depreciation, and amortization, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements.

EARNINGS RELEASE	PAGE 9

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands, Except
Share & Per Share Data)	2004A	2005A	Q106A	Q206A	Q306A	Q406A	2006A	Q107A

SUMMARY DATA
Gross written premiums	$313,493	$332,209	$89,010	$74,261	$85,827	$81,774	$330,872	$89,504
Net written premiums	233,961	258,134	69,381	59,205	68,905	65,177	262,668	71,972

INCOME STATEMENT

REVENUES
Net earned premiums	$214,493	$249,959	$63,124	$64,514	$63,688	$63,594	$254,920	$65,204
Commissions and fees (net)	40,535	35,916	11,289	10,698	9,612	9,573	41,172	11,551
Net investment income	14,911	17,975	5,239	5,380	5,584	5,872	22,075	6,156
Net realized gains (losses)	339	167	(7)	25	28	23	69	(6)

Total Revenues	270,278	304,017	79,645	80,617	78,912	79,062	318,236	82,905

EXPENSES
Net losses & loss adjustment expenses	135,938	151,542	37,043	37,146	36,129	35,975	146,293	36,646
Policy acquisition and other underwriting expenses	33,424	44,439	11,424	13,180	13,059	12,816	50,479	13,643
Other administrative expenses	25,964	27,183	7,959	7,275	6,908	7,272	29,414	7,537
Salaries & employee benefits	52,297	51,331	13,368	13,846	14,183	13,172	54,569	13,532
Interest expense	2,281	3,856	1,388	1,499	1,558	1,531	5,976	1,488

Total Expenses	249,904	278,351	71,182	72,946	71,837	70,766	286,731	72,846

INCOME BEFORE TAXES AND EQUITY EARNINGS	20,374	25,666	8,463	7,671	7,075	8,296	31,505	10,059
Income tax expense	6,352	7,757	2,847	2,312	2,056	2,384	9,599	3,149
Equity earnings of affiliates	39	1	9	16	74	29	128	13

NET INCOME	$14,061	$17,910	$5,625	$5,375	$5,093	$5,941	$22,034	$6,923

Net realized capital gain (loss), net of tax	224	109	(4)	16	18	15	45	(4)

OPERATING INCOME	$13,837	$17,801	$5,629	$5,359	$5,075	$5,926	$21,989	$6,927

Weighted average common shares outstanding	29,420,508	29,653,067	29,452,693	29,571,925	29,498,596	29,656,475	29,566,141	29,465,807
Shares O/S at end of the period	29,074,832	28,672,009	28,814,544	28,833,616	29,048,146	29,107,818	29,107,818	29,539,236

PER SHARE DATA (Diluted)
Net income	$0.48	$0.60	$0.19	$0.18	$0.17	$0.20	$0.75	$0.23
Net realized gain (loss), net of tax	$0.01	$—	$—	$—	$—	$—	$0.01	$—
Operating income	$0.47	$0.60	$0.19	$0.18	$0.17	$0.20	$0.74	$0.23

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	67.9%	65.2%	63.7%	62.4%	61.7%	61.5%	62.3%	61.3%
GAAP Expense ratio	33.5%	33.5%	32.5%	34.8%	35.5%	35.1%	34.5%	35.0%

GAAP Combined ratio	101.4%	98.7%	96.2%	97.2%	97.2%	96.6%	96.8%	96.3%

Unconsolidated GAAP data — Ratio Calculation Table:

Net earned premiums	$214,493	$249,959	$63,124	$64,514	$63,688	$63,594	$254,920	$65,204

Consolidated net loss and LAE	$135,938	$151,542	$37,043	$37,146	$36,129	$35,975	$146,293	$36,646
Intercompany claim fees	9,691	11,523	3,158	3,115	3,145	3,135	12,553	3,295

Unconsolidated net loss and LAE	$145,629	$163,065	$40,201	$40,261	$39,274	$39,110	$158,846	$39,941

GAAP Net loss and LAE ratio	67.9%	65.2%	63.7%	62.4%	61.7%	61.5%	62.3%	61.3%

Consolidated Policy acquisition and other underwriting expenses	$33,424	$44,439	$11,424	$13,180	$13,059	$12,816	$50,479	$13,643
Intercompany administrative and other underwriting fees	38,359	39,231	9,117	9,291	9,522	9,512	37,442	9,152

Unconsolidated policy acquisition and other underwriting expenses	$71,783	$83,670	$20,541	$22,471	$22,581	$22,328	$87,921	$22,795

GAAP Expense ratio	33.5%	33.5%	32.5%	34.8%	35.5%	35.1%	34.5%	35.0%

GAAP Combined Ratio	101.4%	98.7%	96.2%	97.2%	97.2%	96.6%	96.8%	96.3%
Unconsolidated Commissions & Fees
Managed programs:
Management fees	$16,253	$16,741	$4,531	$5,090	4,699	4,394	$18,714	$4,875
Claims fees	13,207	7,113	2,100	2,351	2,295	2,030	8,776	2,204
Loss control fees	2,174	2,260	538	593	552	533	2,216	599
Reinsurance brokerage	420	660	418	143	79	95	735	333

Total managed programs	32,054	26,774	7,587	8,177	7,625	7,052	30,441	8,011
Agency commissions	9,805	11,304	4,261	2,878	2,401	2,745	12,285	3,885
Intersegment commissions and fees	(1,324)	(2,162)	(559)	(357)	(414)	(224)	(1,554)	(345)

Net Commissions and fees	40,535	35,916	11,289	10,698	9,612	9,573	41,172	11,551
Intercompany commissions and fees	48,050	50,754	12,275	12,406	12,667	12,647	49,995	12,447

Gross commissions and fees	$88,585	$86,670	$23,564	$23,104	$22,279	$22,220	$91,167	$23,998

EARNINGS RELEASE	PAGE 10

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands)	2004A	2005A	Q106A	Q206A	Q306A	Q406A	2006A	Q107A

SUMMARY DATA
Net Income	$14,061	$17,910	$5,625	$5,375	$5,093	$5,941	$22,034	$6,923

Insurance Company Subsidiaries
Net Income	$6,973	$13,508	$4,583	$4,952	$4,966	$5,211	$19,712	$5,616
Adjustments to reconcile net income to net cash provided by operating activities	6,866	3,003	334	723	1,383	593	3,033	441
Changes in operating assets and liabilities	48,270	59,784	7,956	740	17,596	20,623	46,915	11,283

Total adjustments	55,136	62,787	8,290	1,463	18,979	21,216	49,948	11,724

Net cash provided by operating activities	$62,109	$76,295	$12,873	$6,415	$23,945	$26,427	$69,660	$17,340

Fee-based Subsidiaries
Net income	$7,088	$4,402	$1,042	$423	$127	$730	$2,322	$1,307
Depreciation	1,591	2,277	543	578	640	792	2,553	737
Amortization	376	373	165	142	141	142	590	144
Interest	2,535	3,856	1,388	1,499	1,558	1,531	5,976	1,488

Net income, excluding interest, depreciation, and amortization	$11,590	$10,908	$3,138	$2,642	$2,466	$3,195	$11,441	$3,676

Adjustments to reconcile net income to net cash provided by operating activities	(1,063)	4,444	577	1,052	203	1,329	3,161	1,573
Changes in operating assets and liabilities	2,540	(3,194)	(1,420)	(3,913)	1,652	2,829	(852)	(3,068)

Total adjustments	1,477	1,250	(843)	(2,861)	1,855	4,158	2,309	(1,495)
Depreciation	(1,591)	(2,277)	(543)	(578)	(640)	(792)	(2,553)	(737)
Amortization	(376)	(373)	(165)	(142)	(141)	(142)	(590)	(144)
Interest	(2,535)	(3,856)	(1,388)	(1,499)	(1,558)	(1,531)	(5,976)	(1,488)

Net cash provided by (used in )operating activities	$8,565	$5,652	$199	$(2,438)	$1,982	$4,888	$4,631	$(188)

Consolidated total adjustments	56,613	64,037	7,447	(1,398)	20,834	25,374	52,257	10,229

Consolidated net cash provided by operating activities	$70,674	$81,947	$13,072	$3,977	$25,927	$31,315	$74,291	$17,152